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                                                                   EXHIBIT 99.12


                          COLLATERAL THERAPEUTICS, INC.
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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
                                         Action                                 Complete Sections
Section 1:                               | | New Enrollment                     2, 3, 7 and sign Stock Purchase
                                                                                Agreement
Actions                                  | | Payroll Deduction Change           2, 4, 7
                                         | | Terminate Payroll Deductions       2, 5, 7
                                         | | Leave of Absence                   2, 6, 7


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SECTION 2:
PERSONNEL DATA

Name:
                                   --------------------------------------------------------------------------------
                                   Last                First                      MI               Dept.
Home Address:
                                   --------------------------------------------------------------------------------
                                                                          Street

                                   --------------------------------------------------------------------------------
                                   City                          State                               Zip Code

Social Security #:
                                   ------------------------------
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Section 3:

NEW ENROLLMENT                     Interval Beginning:                       Payroll Deduction Amount: ___% of base
                                                                             salary*
                                   | |  August 1, 2000
                                   | | February 1, 2001                      * Must be a multiple of 1% up to a
                                   | | August 1, 2001                        maximum of 10% of base salary
                                   | | February 1, 2002


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SECTION 4:                         Effective with the payroll Pay Period     I authorize the following new level of
                                   beginning:                                deduction:  ___% of base salary*

                                   ------------------------------
                                   Month, Day and Year                       * Must be a multiple of 1% up to a
                                                                             maximum of 10% of base salary
PAYROLL DEDUCTION CHANGE
                                   NOTE: You may reduce your rate of payroll
                                   deductions once per 6-month purchase interval
                                   to become effective as soon as possible
                                   following the filing of the change form. You
                                   may increase your rate of payroll deductions
                                   to become effective as of the start date of
                                   the next 6-month purchase interval (February
                                   1 or August 1).
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
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SECTION 5:                         Effective with the payroll Pay Period     Your election to terminate your payroll
                                   beginning:                                deductions for the balance of the
                                                                             offering period cannot be changed, and
                                   ------------------------------            you may not rejoin the offering period
                                   Month, Day and Year                       at a later date.  You will not be able
                                                                             to resume participation in the ESPP
                                                                             until the start of the next offering
                                                                             period.

                                   In connection with my voluntary termination
                                   of payroll deductions, I elect the following
                                   action regarding my ESPP payroll deductions
                                   to date in the current purchase interval:
                                   | | Purchase shares of Collateral Therapeutics, Inc. on next scheduled purchase date
                                   OR
                                   | |
                                   Refund ESPP payroll deductions collected

NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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SECTION 6:                         In connection with my leave of absence, I
                                   elect the following action with respect to my
                                   ESPP payroll deductions to date:
LEAVE OF ABSENCE
                                   |_|  Purchase shares of Collateral Therapeutics, Inc. on next scheduled purchase date
                                   OR
                                   |_|   Refund ESPP payroll deductions collected

NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.
SECTION 7:
AUTHORIZATION


----------------------             -----------------------------------
Date                               Signature of Employee

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